Exhibit 10.2

COMMERCIAL NOTE ADDENDUM (OHIO)

Amount	City, State	Date	FOR BANK USE ONLY
$500,000.00	Beachwood, OH	August 6, 2004	Obligor #6471248340
Tax I. D. #41-0857886
Obligation #
Office

This Commercial Note Addendum (this  “Addendum”) is made by Northern Technologies International Corporation (“Borrower”), a Delaware Corporation, at the place and as of the date first set forth above.

Borrower has executed and delivered to National City Bank (“Bank”) a promissory note dated of even date herewith, in the face amount set forth above and captioned Commercial Note: Revolving Credit.

This Addendum is hereby made a part of the note described above and that note is hereby supplemented by adding the following Events of Default thereto:

1.  Financial Standards.  The following shall be an Event of Default:

Fixed Charge Coverage.  If, as of the last day of any Debt Service Coverage Measurement Period, commencing with the Debt Service Coverage Measurement Period ending on August 31, 2004, the aggregate of (a) the Reporting Group’s Net Income for that period, plus (b) the Reporting Group’s interest expense for that period, plus (c) the Reporting Group’s federal, state, and local income taxes, if any, for that period, plus (d) the Reporting Group’s depreciation and amortization charges for that period shall be less than One Hundred percent (100%) of the aggregate of (i) the Reporting Group’s interest expense for that period, plus (ii) the Reporting Group’s unfunded capital expenditures during that period, plus (iii) all Dividends (other than any made to one or more other members of the Reporting Group) paid by members of the Reporting Group during that period, plus (iv) an amount equal to the aggregate of all payments required to be made by members of the Reporting Group during the period of twelve (12) consecutive months next succeeding the Debt Service Coverage Measurement Period in question with respect to indebtedness of any kind.  Each “Fixed Charge  Coverage Measurement Period” shall be tested quarterly.

2.  Mergers. It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank’s consent, be a party to any merger or consolidation.

3.  Credit Extensions and Non-Equity Investments.  It shall be an Event of Default if any member of the Reporting Group shall, without having first obtained Bank’s consent, (a) make or have outstanding at any time any advance or loan to any Person, in excess of one-third of the subject’s tangible net worth, except any existing advance or loan fully disclosed in the Most Recent Financial Statements or any existing or future advance made by a member of the Reporting Group to an officer or employee of that member solely for the purpose of paying the ordinary and necessary business expenses of that member or (b) make or keep any investment in any notes, bonds, or other obligations of any kind for the payment of money, except any existing investment fully disclosed in the Most Recent Financial Statements or any existing or future investment, maturing not more than one (1) year from the date when made, in direct obligations of the United States of America or any agency thereof if the full faith and credit of the United States of America is obligated thereupon, in certificates of deposit issued by Bank, or in any other obligation that carries the highest quality rating of any nationally-recognized rating agency, or (c) be or become a guarantor of any kind, except any existing guaranty fully disclosed in the Most Recent Financial Statements or any existing or future indorsement of -2-a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business.

4.  Borrowings.  It shall be an Event of Default if any member of the Reporting Group shall   without having first obtained Bank’s consent, create, assume, or have outstanding at any time any Debt, in excess of $100,000 annually, except any existing Debt fully disclosed in the Most Recent Financial Statements, any existing or future Bank Debt, any existing or future Subordinated Debt, or any existing or future Debt secured by any mortgage, security interest, or other lien expressly consented to by Bank.

5.  Annual Clearance.  It shall be an Event of Default if Borrower fails to reduce the outstanding balance of the Revolving Commitment to zero for a consecutive 30-day period at least once each calendar year.

6.  Definitions.  As used in this Addendum, except where the context clearly requires otherwise, “Bank Debt” means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; “Compensation” includes all considerations (including without limitation, deferred compensation and disbursements to trusts), whatever the form or kind, for services rendered; “Debt” means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; “Dividend” means a payment made, liability incurred, or other consideration given by any Person (other than any stock dividend or stock split payable solely in capital stock of that Person) for the purchase, acquisition, redemption or retirement of any capital stock of that Person or as a dividend, return of capital, or other distribution in respect of that Person’s capital stock; “GAAP” means generally accepted accounting principles applied in a manner consistent with those used in preparation of the Most Recent Financial Statements; “Most Recent Financial Statements” means the financial statements included in the Reporting Group’s most recent annual report delivered to Bank on or before the date of this Addendum; “Net Income” means net income as determined in accordance with GAAP, after taxes, if any, and after extraordinary items, but without giving effect to any gain resulting from any reappraisal or write-up of any asset; “Person” means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; “Reporting Group” means (I) Borrower alone, if all of the financial statements hereinbefore selected are prepared for Borrower alone, in which case all determinations referred to in section 1 shall be for Borrower alone and in accordance with GAAP; (II) Borrower and each Subsidiary of Borrower, if any of the financial statements hereinbefore selected are prepared on a consolidated basis, in which case all determinations referred to in section 1 shall be on a consolidated basis and in accordance with GAAP, and (III) Borrower and each other Person whose assets, liabilities, income, cash flow, and shareholders’ equity are reported on a combined basis with those of Borrower, if any of the financial statements hereinbefore selected are prepared on a combined basis, in which case all determinations referred to in section 1 shall be on a combined basis and in accordance with GAAP; “Subordinated”, as applied to any liability of any Person, means a liability which at the time in question is subordinated (by a writing in form and substance satisfactory to Bank) in favor of the prior payment in full of that Person’s Debt to Bank; “Subsidiary” means a corporation or other business entity if shares constituting a majority of its outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by the corporation in question or another Subsidiary of that corporation or any combination of the foregoing; “Tangible Net Worth” means, as to any Person, the excess (as determined in accordance with GAAP) of the net book value (after deducting all applicable valuation reserves and without any consideration to any re-appraisal or write-up of assets) of that Person’s tangible assets (i.e., all assets other than intangibles such as patents, costs of businesses over net assets acquired, good will, and treasury shares) over that Person’s Debt; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

Any accounting term used in Addendum shall have the meaning ascribed thereto by GAAP as in effect on the date hereof, subject, however, to such modification, if any, as may be provided in this Addendum or in the note hereby supplemented.

Borrower:

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

By:	/s/ MATTHEW C. WOLSFELD

Printed Name: Matthew C. Wolsfeld
Title: Chief Financial Officer

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

STATE OF MINNESOTA)
) SS:
COUNTY OF ANOKA)

          BEFORE ME, a Notary Public in and for said County and State, personnally appeared Matthew C. Wolsfeld as Chief Financial Officer of the above-named corporation, Northern Technologies International Corporation, (a Delaware Corporation), who acknowledged that he signed the foregoing instrument for an on behalf of the Corporation, and by authority of its Board of Directors, and that the same is the free act and deed of the Corporation and the free act and deed of each of them personally and as such officers.

          IN TESTIMONY, I set my hand and official seal, this 6th day of August, 2004.

/s/ MIA THOMTON

Notary Public